 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On July 19, 2013, BioScrip, Inc. (“BioScrip”) issued a press release announcing that it has irrevocably called for redemption on August 19, 2013 (the “Redemption Date”) all of its $225 million aggregate principal amount of 10¼ % Senior Notes dues 2015 (the “Notes”) that remain outstanding on the Redemption Date after completion of the Offer (as defined below), at a redemption price equal to 105.125% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Redemption Date.

BioScrip previously announced that it had commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) for any and all of its Notes. The Offer is described in the Offer to Purchase and Consent Solicitation Statement dated June 3, 2013 (the “Offer to Purchase”).

BioScrip also previously announced that it had extended each of the consent payment deadline for the Consent Solicitation, the withdrawal deadline for the Consent Solicitation and the expiration date of the Offer to 5:00 p.m., New York City time, on July 30, 2013, unless further extended by BioScrip in its sole discretion (the “Expiration Date”). Holders who validly tender their Notes and provide their consents to the proposed amendments to the indenture governing the Notes prior to the Expiration Date will receive $1,056.25 per $1,000 principal amount of the Notes (which amount includes a consent payment of $30.00 per $1,000 principal amount of the Notes), plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes.

For the avoidance of doubt, notwithstanding today’s announcement of the redemption of Notes, all terms and conditions of the Offer remain unchanged. As of the close of business on July 18, 2013, based on information provided by Global Bondholder Services Corporation, the Depositary and Information Agent for the Offer, the consents of approximately $104.4 million in aggregate principal amount, or 46.38%, of the outstanding Notes have been received.

BioScrip’s obligation to accept for purchase, and to pay for, any Notes in the Offer is subject to satisfaction or waiver of a number of conditions that are set forth in the Offer to Purchase, including, without limitation, (i) the receipt by BioScrip of net proceeds from the new senior secured term loan and revolving credit facility on terms and conditions satisfactory to BioScrip in an amount that is sufficient to pay the total consideration (including consent payment) in respect of all Notes (regardless of the actual amount of Notes tendered) plus estimated fees and expenses relating to the Offer (the “Financing Condition”) and (ii) the receipt of the required consents to amend and supplement the indenture governing the Notes in connection with the Consent Solicitation and the execution of a supplemental indenture effecting such amendments by the applicable parties. There can be no assurance that the Financing Condition and the transactions contemplated by the Financing Condition will be consummated or that any other condition to the Offer will be satisfied. BioScrip reserves the right to waive any of the conditions to the Offer. If the Offer is terminated or withdrawn, no consideration will be paid or become payable in respect of the tendered Notes and the Notes tendered pursuant to the Offer will be promptly returned to the tendering holders.

A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute "forward-looking statements" conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements. The forward-looking statements contained in this report include statements related to the Offer, including the Expiration Date and possible completion of the Offer, and the expected entry into a new senior secured term loan and new revolving credit facility. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  BioScrip does not undertake any duty to update these forward-looking statements after the date hereof, even though BioScrip’s situation may change in the future, except, with respect to the Offer, as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: July 19, 2013	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah
Senior Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description
99.1	Press Release dated July 19, 2013.